Exhibit 5.1

                           SIERCHIO GRECO & GRECO, LLP
                                   -----------
                                720 Fifth  Avenue
                            New York, New York 10019

                            Telephone (212) 246-3030
                            Facsimile (212) 246-2225


                                                  July 28, 2006
Aurora Gold Corporation
30 Ledgar Road, Balcatta, WA
6021 Australia

Gentlemen:

     We have acted as counsel to Aurora Gold Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "ACT") on July 31, 2006 for the registration for resale by the selling stockholders listed therein (the "SELLING STOCKHOLDERS") of 8,000,000 shares of the Company's common stock par value $0.0001 per share (the "SHARES").

     All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company's Articles of Incorporation, as amended, the Company's Bylaws, Subscription Agreements pursuant to which the Shares were acquired (the "TRANSACTION DOCUMENTS"), and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In addition, we have assumed truthfulness of the representations, warranties and covenants of the Company and the Selling Stockholders as set forth in the Transaction Documents and have not independently verified the accuracy as to factual matters of each document and/or instrument that we have reviewed.

     In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

      In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

                                                     SIERCHIO GRECO & GRECO, LLP

AURORA GOLD CORPORATION
JULY 31, 2006
REGISTRATION STATEMENT ON FORM SB-2
PAGE 2 OF 2

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

     The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

     We express no opinion with respect to the effect or application of any other laws, and special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion which is annexed thereto as an exhibit.


Very truly yours,

Sierchio Greco & Greco, LLP


By:  /S/ JOSEPH SIERCHIO
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     Joseph Sierchio